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                                                                      EXHIBIT 5

                         [Letterhead of Baker & Daniels]

December 17, 2002


Anthem, Inc.
120 Monument Circle
Indianapolis, Indiana 46204

Ladies and Gentlemen:

     We are acting as special counsel to Anthem, Inc., an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") by the Company, of up to $1,000,000,000 aggregate public offering price (as such amount may be increased pursuant to a registration statement filed with the Securities and Exchange Commission under Rule 462(b) of the Securities Act in connection with the Registration Statement) of (i) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, without par value (the "Preferred Stock"), (iii) one or more series of senior or subordinated debt securities of the Company (the "Debt Securities"), (iv) warrants of the Company to purchase Common Stock, Preferred Stock and/or Debt Securities (collectively, the "Warrants"), (v) contracts to purchase and sell one or more securities (each a "Purchase Contract Security" and collectively, the "Purchase Contract Securities") of the Company ("Purchase Contracts") and (vi) units consisting of Purchase Contracts and one or more Debt Securities or Preferred Stock (each a "Related Security" and collectively, the "Related Securities") of the Company securing the obligation to purchase the Purchase Contract Securities under the applicable Purchase Contracts ("Purchase Contract Units"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     The Debt Securities may be issued from time to time pursuant to a senior debt indenture and one or more supplemental indentures (as may be amended or so supplemented from time to time, the "Senior Indenture") or a subordinated debt indenture and one or more supplemental indentures (as may be amended or so supplemented from time to time, the

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Anthem, Inc.                       - 2 -                      December 17, 2002


"Subordinated Indenture," and, together with the Senior Indenture, each an "Indenture" and collectively, the "Indentures"), the forms of which are attached as exhibits to the Registration Statement, by and between the Company and The Bank of New York, as trustee, or such other bank, trust company or other financial institution to be named that is qualified to act as trustee under the Trust Indenture Act of 1939, as amended (the "Trustee"). The Warrants may be issued under one or more warrant agreements (each, a "Warrant Agreement" and collectively the "Warrant Agreements") by and between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). The Purchase Contracts and Purchase Contract Units may be issued under one or more purchase contract agreements (each a "Purchase Contract Agreement" and collectively, the "Purchase Contract Agreements") between the Company and a financial institution identified therein as the purchase contract agent ("Purchase Contract Agent"). The Indentures, the Warrants, the Warrant Agreements, the Purchase Contract Agreements and any other documents contemplated thereby or hereby are collectively referred to herein as the "Documents."

     In furnishing this opinion, we have relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as certified or photostatic copies.

     To the extent it may be relevant to the opinions expressed below, we have assumed (i) that the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement and (ii) that the parties to the Documents other than the Company have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     1. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the shares of Common Stock (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof (the "Board") in conformity with the Company's Restated Articles of

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Anthem, Inc.                       - 3 -                      December 17, 2002


Incorporation (the "Articles of Incorporation") and the Company's bylaws (the "By-Laws") and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) such shares of Common Stock have been issued and delivered against payment therefor in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     2. When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with the Indiana Business Corporation Law (the "IBCL") and in conformity with the Articles of Incorporation and the By-Laws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Preferred Stock) registered pursuant to the Registration Statement and adopted Articles of Amendment for such Preferred Stock (the "Articles of Amendment") in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Indiana of such Articles of Amendment has been made, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board in conformity with the Articles of Incorporation and the By-Laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

     3. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants exercisable for Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into Debt Securities) registered pursuant to the Registration Statement have been established in conformity with the applicable Indenture and duly approved by the Board in conformity with the Articles of Incorporation and the By-Laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding

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Anthem, Inc.                       - 4 -                      December 17, 2002

on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee and (iv) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the applicable Indenture and in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     4. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the Articles of Incorporation and the By-Laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iv) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement and in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (v) the terms of the Common Stock, the Preferred Stock or the Debt Securities issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Articles of Incorporation and the By-Laws as specified above and (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants have been properly reserved for issuance, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Purchase Contracts and/or Purchase Contract Units registered pursuant to the Registration Statement have been established in conformity with the applicable Purchase Contract Agreement and duly approved by the Board in conformity with the Articles of Incorporation and the By-Laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and the Purchase Contract Agent, (iv) such Purchase Contracts and/or Purchase

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Anthem, Inc.                        - 5 -                      December 17, 2002


Contract Units have been duly authenticated by the Purchase Contract Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Purchase Contract Agreement and in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (v) the terms of the Purchase Contract Securities and the Related Securities, if any, have been duly approved by the Board in conformity with the Articles of Incorporation and the By-Laws as specified above and (vi) the Purchase Contract Securities have been properly reserved for issuance, such Purchase Contracts and/or Purchase Contract Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

     The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the States of Indiana and New York. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Opinion" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ BAKER & DANIELS